Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-214805) on Form S-3 and on Form S-1 on Form S-3 (No. 333-221683) of Genius Brands International, Inc. of our report dated April 2, 2018, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Genius Brands International, Inc. for the year ended December 31, 2017 and 2016.

/s/ SQUAR MILNER LLP

Los Angeles, California

April 2, 2018